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                             SUBADVISORY AGREEMENT
                                    BETWEEN
                SECURITY FIRST INVESTMENT MANAGEMENT CORPORATION
                                      AND
                        VIRTUS CAPITAL MANAGEMENT, INC.

    SUB-ADVISORY AGREEMENT ("Agreement"), made this 30th day of October, 1997, by and between SECURITY FIRST INVESTMENT MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Adviser"), and VIRTUS CAPITAL MANAGEMENT, INC., (the "Subadviser"), a subsidiary of Signet Trust Company, a banking association organized and existing under the laws of the State of Virginia.

                                  WITNESSETH:

    WHEREAS, Security First Trust (the "Trust"), is an open-end, diversified, management investment company registered as such under the Investment Company Act of 1940 ("Act") consisting of multiple investment series; and

    WHEREAS, shares of the Trust are made available to fund variable contracts offered by life insurance companies; and

    WHEREAS, at present the Trust is comprised of four investment series, two of which, the Virtus Equity Series and the Virtus U.S. Government Income Series (collectively, the "Virtus Series"), are the subject of this Agreement; and

    WHEREAS, the Trust has contracted with the Adviser for the Adviser to provide investment advisory, business management and administrative services to the Trust on behalf of the Virtus Series pursuant to a Master Investment Management and Advisory Agreement (the "Advisory Agreement"); and

    WHEREAS, the Adviser is authorized by the terms of the Advisory Agreement to enter into subadvisory agreements with third parties; and

    WHEREAS, the Subadviser is engaged in the business of rendering investment management services and desires to serve as subadviser for the Virtus Series;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

    1. The Adviser shall act as investment adviser and manager for each of the Virtus Series pursuant to the Advisory Agreement, and as such has authority and responsibility for supervising and directing the investments of the Virtus Series in accordance with their investment objectives and policies, programs and restrictions as stated in the Trust's registration statement and its current prospectus and statement of additional information, and such other limitations as are imposed upon the Trust pursuant to section 817(h) of the Internal Revenue Code. Pursuant to its agreement with the Trust, the Adviser, as agent and attorney-in-fact for the Trust on behalf of the Virtus Series may, when it deems appropriate, (a) buy, sell, exchange, convert and otherwise trade in any stocks, bonds or other securities, and (b) place orders for the execution of such security transactions with or through such brokers, dealers or issuers as the Adviser may select subject, however, at all times to the supervision of the Board of Trustees of the Trust. The Adviser may delegate any of the foregoing authority to Subadviser; provided, however, that nothing in this Agreement shall be interpreted to derogate the responsibilities of the Adviser to the Trust or the Virtus Series under the aforementioned Advisory Agreement.

    2. The Adviser hereby employs Subadviser to render the advisory services set forth herein for the fee specified herein.

    3. During the term of this Agreement, or any extension thereof, and unless otherwise limited by the Adviser as hereinafter provided, the Subadviser will, to the best of its ability, exercise investment discretion on behalf of the Virtus Series with respect to the purchase, holding or sale of securities in accordance with the stated investment objectives and policies of the respective Virtus Series as communicated to the Subadviser by the Adviser and as is required to comply with the terms of the Advisory Agreement, the diversification requirements of the Act and section 817(h) of the Internal Revenue Code. The Subadviser shall not be required to respond to inquiries from the Adviser with regard to specific securities other than securities which are or have been held by the Virtus Series during the time this Agreement is in effect. The Adviser reserves the right, subject to shareholder approval as required by law, to limit the authority of the Subadviser herein solely in its discretion. The Subadviser shall, for all purposes stated herein, be deemed an
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independent contractor and shall not have custody of any of the assets of the
Trust nor authority to act for or represent the Virtus Series except as expressly provided herein.

    4. The Subadviser may employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purposes of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Subadviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Virtus Series, or in the discharge of Subadviser's overall responsibilities with respect to the other accounts which it serves as investment adviser or subadviser. The Subadviser is authorized to allocate brokerage and principal business to firms that provide such services or facilities and to cause the Virtus Series to pay a member of a securities exchange or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Subadviser with respect to the accounts as to which the Subadviser exercises investment discretion (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934).

    5. The Subadviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for performance of its services pursuant to this Agreement.

    6. The Subadviser, its directors, officers and employees, shall make available and provide such information relating to itself, its organization, its personnel, and its activities as may be required by the Trust in the preparation of registration statements, prospectuses, proxy materials, reports and other documents required by federal and state securities laws. In addition, the Subadviser, its directors, officers and employees shall provide such information to the Board of Trustees of the Trust as said Board shall request and which may be reasonably necessary for the Board to evaluate the terms of this Agreement in accordance with the requirements of the Act.

    7. The Subadviser agrees to maintain and preserve for such period or periods as the Securities and Exchange Commission may prescribe by rules and regulations, such accounts, books, and other documents relating to the Virtus Series as constitute the records forming the basis for all reports, including financial statements required to be filed pursuant to the Act and for the Trust's auditor's certification. The Subadviser agrees that all accounts, books and other records maintained and preserved as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, or any governmental agency or other instrumentality having regulatory authority over the Trust. It is expressly understood and agreed that any books and records maintained by the Subadviser on behalf of the Trust shall at all times remain the property of the Trust. Moreover, the Adviser agrees to supply the Subadviser with copies of all documents filed by the Trust with the Securities and Exchange Commission and with such other information relating to the Trust's affairs as the Subadviser may reasonably request.

    8. The Adviser shall pay the Subadviser a fee, based on the value of the net assets of each of the Virtus Series as determined in accordance with the Trust's current prospectus and statement of additional information, and computed as follows:

        (a) The fee shall be at the annual rate of 0.75 of 1% of the average daily net assets of each of the Virtus Series.

        (b) The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Subadviser as soon as is practicable after the end of each month and, in any event, by the tenth day of each succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the annual rate described in subparagraph (a) of this Paragraph 8, and multiplying this product by the net assets of each of the Virtus Series as determined in accordance with the procedures set forth in the Trust's current prospectus and statement of additional information as of the close of business on the previous business day.

    9. The Adviser agrees to furnish the Subadviser at its principal office all post-effective amendments to the Trust's registration statement and all prospectuses, statements of additional information, proxy materials, reports to shareholders, sales literature, and other material prepared for distribution to persons having a beneficial interest in shares of the Virtus Series, or to the public, which refer in any way to the Subadviser ten (10) days prior to use thereof and not to use

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such material if the Subadviser shall object thereto in writing within seven (7)
days after receipt of such material. In the event of termination of this Agreement, the Adviser shall ensure that the Trust will, on written request of the Subadviser, forthwith delete any reference to the Subadviser from any materials described in the preceding sentence. The Adviser shall furnish or otherwise make available to the Subadviser such other information relating to the business affairs of the Trust and the Virtus Series as the Subadviser at any time, or from time to time, reasonably requires in order to discharge its obligations hereunder.

    10. Nothing herein contained shall limit the freedom of the Subadviser or any affiliated person of the Subadviser to render investment supervisory and management administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms, or corporations, or to engage in other business activities. The Adviser understands and agrees that the Subadviser may give advice and take action with respect to any of its other clients which may differ from action taken under this Agreement so long as it is the Subadviser's policy, to the extent practical, to allocate investment opportunities to the Virtus Series over a period of time on a fair and equitable basis relative to other clients. It is understood that the Subadviser shall not have any obligation to purchase or sell for the Virtus Series any security which the Subadviser, its principals, affiliated persons or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of the Subadviser such transaction or investment appears unsuitable, impractical or undesirable for the Virtus Series. In discharging its duties hereunder, Subadviser shall be governed by the requirements of the Act, including, but not limited to, Section 17 thereof.

    11. The Subadviser shall not purchase or sell, or recommend the purchase or sale of the securities of any issuer for the Virtus Series on the basis of any material non-public ("inside") information.

    12. (a) This Agreement shall take effect as to each Virtus Series on
                 , 1997 ("Effective Date") and shall continue in effect for a period of two years provided that prior to the Effective Date the terms of this Agreement have been approved by a vote of (a) a majority of the members of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding "voting securities" (as defined in the Act) of each such Virtus Series.

    (b) This Agreement shall continue in effect as to a Virtus Series from year to year after the initial two year period described above so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of the Virtus Series, and, concurrently with such approval by the Board of Trustees or prior to such approval by the holders of the outstanding voting securities of the Virtus Series, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party; and the Subadviser shall not have notified the Adviser nor shall the Adviser have notified the Subadviser in writing that it does not desire such continuation at least sixty (60) days prior to the termination date of this Agreement.

    (c) This Agreement may be terminated by either party hereto, without the payment of any penalty, upon sixty (60) days' notice in writing to the other party, or by either or both of the Virtus Series upon sixty (60) days' prior written notice to both parties hereto, provided, that in the case of termination by one or both of the Virtus Series, such actions shall have been authorized by resolution of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the affected Virtus Series.

    (d) This Agreement may not be amended without the written consent of the Adviser and Subadviser, and affirmative vote of a majority of the outstanding voting securities of the affected Virtus Series and by a vote of a majority of the Board of Trustees of the Trust including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment.

    (e) It is understood and agreed that this Agreement may be approved, continued, terminated without penalty or amended as to either of the Virtus Series without affecting the other Virtus Series. The approval, continuation, termination without penalty or amendment of this Agreement shall be conditioned upon the actions of each of the Virtus Series acting as a separate entity. Failure to approve or continue this Agreement or the vote to terminate this Agreement as to one Virtus Series shall not act to negate this Agreement as to the other Virtus Series.

    13. This Agreement shall terminate automatically in the event of its assignment by either party. For the purpose of this paragraph, the term "assignment" shall have the meaning set forth in Section 2(a)(4) of the Act.

    14. If the aggregate expenses of a Virtus Series exceed any applicable state expense limitations and the Adviser waives all or a portion of its fees attributable to such Virtus Series pursuant to Paragraph 10 of the Advisory
Agreement dated           , 1997, the Subadviser agrees to waive such portion of
its fee under this Agreement attributable to

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that Series as may be necessary to provide for any such excess expenses, but such waiver shall not exceed the full amount of the fee for such year except as may be elected by the Subadviser in its discretion or as provided hereinbelow. For this purpose, aggregate expenses of a Virtus Series shall include the compensation of the Adviser, but shall exclude interest, taxes, brokerage fees on portfolio transactions, commissions paid on the distribution of shares, and certain extraordinary expenses including litigation expenses. For the purposes of this paragraph the term "fiscal year" shall be prorated in the event of a period of less than a full fiscal year. The expense limitation shall be that part of the applicable annual expense limitation proportional to the portion of a full fiscal year elapsed. Notwithstanding the foregoing, the Adviser and Subadviser may voluntarily agree to waive their respective fees, or to make contributions to a Virtus Series, so as to reduce the expenses of the Virtus Series below that required by law.

    15. Neither the Subadviser nor any of its officers, directors, or employees performing services under this Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Adviser in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance by the Subadviser or such person of the duties of the Subadviser or from reckless disregard by the Subadviser or such person of the duties of the Subadviser under this Agreement.

    16. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of that Act and to interpretations thereof, if any, by the United States Courts, and by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms "affiliated person," as used in paragraph 10, and "vote of a majority of the outstanding voting securities," and "interested person," as used in paragraph 12 hereof, shall have the meanings assigned to them by Section 2(a) of the Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    17. Unless otherwise specified herein, all notices, instructions and advice with respect to securities transactions or other matters contemplated by this Agreement shall be deemed duly given to Subadviser when received in writing by Subadviser at 7 North Eighth Street, Richmond, Virginia 23219, to the Trust at 11365 West Olympic Boulevard, Los Angeles, California 90064 and to the Adviser at 11365 West Olympic Boulevard, Los Angeles, California 90064. The Subadviser may rely upon any notice (written or oral) from any person which the Subadviser reasonably believes to be genuine and authorized.

    18. Nothing herein contained shall be deemed to prevent the Adviser from contracting with investment advisory organizations other than Subadviser to provide investment advisory services on a subadvisory basis to one or more investment series of the Trust other than the Virtus Series.

    19. This writing constitutes the entire agreement between the parties and no conditions or warranties shall be implied herefrom unless expressly set forth herein.

    20. This Agreement shall be governed by the laws of the State of Delaware.

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    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and the year first above written.

                                            SECURITY FIRST INVESTMENT
                                            MANAGEMENT CORPORATION

Attest:

     /s/ JAMES C. TURNER                    By:  /s/ RICHARD C. PEARSON
-----------------------------------            -------------------------------
Assistant Secretary


                                            VIRTUS CAPITAL MANAGEMENT, INC.

Attest:

    /s/                                     By:  /s/ JOHN S. HALL
-----------------------------------            -------------------------------
Assistant Secretary





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